Exhibit 99.1

Zurn Elkay Water Solutions Corporation to Acquire Intellihot
Entering the High Efficiency Water Heating Market

MILWAUKEE, WI — July 20, 2026 — Zurn Elkay Water Solutions Corporation (NYSE: ZWS) today announced it has signed an agreement to acquire Intellihot, Inc., a privately-held leader in tankless water heater solutions serving the healthcare, education, hospitality and commercial end markets.

“We are excited about Intellihot, an earlier-stage technology disruptor in the tankless water heating market for commercial and institutional applications,” said Todd A. Adams, Chairman and CEO of Zurn Elkay. “This transaction will be a strong initial step into an adjacent category where building owners demand integrated solutions from partners like Zurn Elkay and Intellihot that they know and trust. A combination with Intellihot, which we have cultivated for years, will further our long-term growth strategy and will bring an established presence in the water heating end market.

“As we’ve historically done both organically and through acquisition, we’ve identified a category in which we believe we can establish a meaningful presence and share that has many of the same attributes of our existing business: a specifiable solution in a growing market, part of an industry with longer-term regulatory tailwinds, sold through distribution and our independent third-party rep network, with products that have a real sustainable impact on our customers,” said Adams. “Our balance sheet, leverage, liquidity and cash flow generation remain strong, as do our M&A and innovation funnels, all of which puts us in a great spot as we continue to pursue opportunities for growth both organically and inorganically.”

Intellihot offers gas and electric tankless water heaters with market-leading energy efficiency and cost savings compared to traditional tanked water heaters. Intellihot’s net sales are expected to be approximately $37 million in 2026. The transaction is expected to close early in the third quarter.

Second-Quarter Results
“We see our second quarter results ahead of the outlook range we provided earlier in the quarter,” said Adams. “We will provide further details on the quarter and our outlook during an earnings call scheduled for Wednesday, July 29, 2026."

About Zurn Elkay Water Solutions
Named one of the World’s Greenest Companies and one of America’s Most Responsible Companies by Newsweek and one of the World’s Best Companies for Sustainable Growth by TIME, Zurn Elkay Water Solutions is headquartered in Milwaukee, Wisconsin, and is a growth-oriented, pure-play water management business that designs, procures, manufactures and markets what we believe to be the broadest sustainable product portfolio of specification-driven water management solutions to improve health, hydration, human safety and the environment. The Zurn Elkay product portfolio includes professional grade water safety and control products, flow systems products, hygienic and environmental products and filtered drinking water products for public and private spaces. Learn more at www.zurnelkay.com.

Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based on information available to Zurn Elkay Water Solutions as of the date of this release, and Zurn Elkay Water Solutions assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in our report on Form 10-K for the period ended December 31, 2025, as well as the Company’s subsequent annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

Media Contact:
Angela Hersil, VP – Marketing & Communications, Public Affairs and Sustainability
855-480-5050 or 414-808-0199, corporate.communications@zurnelkay.com

Investor Contact:
Bobbi Belstner, Vice President and Corporate Controller
414-361-0122